UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2007

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

On January 24, 2007, Abbott Laboratories announced its results of operations for the fourth quarter and full year 2006.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing those results.  In that news release, Abbott uses various non-GAAP financial measures including, among others:  net earnings excluding specified items and diluted earnings per common share excluding specified items.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable, such as merger-related costs, purchase accounting adjustments, restructuring and impairment charges, certain litigation charges, and the impact of changes in laws and regulations.  Abbott’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance.  Abbott’s management also uses these non-GAAP financial measures internally to monitor performance of the businesses.  Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 7.01       Regulation FD Disclosure

Abbott issues full-year 2007 and quarterly earnings-per-share guidance

Full-year 2007

Abbott is announcing guidance for earnings-per-share, excluding specified items, of $2.77 to $2.83 for the full-year 2007. This guidance reflects the recently announced sale of Abbott’s core laboratory and point of care diagnostic businesses, and includes both the results of these businesses while owned by Abbott and the redeployment of proceeds after closing the transaction, which is expected in the first half of 2007.

Specified items referred to in the prior paragraph and the Quarterly Outlook below are forecast by Abbott to be a net gain for the full-year 2007 of $2.00 per share, which includes a gain of approximately $2.25 per share related to the sale of the core laboratory and point of care diagnostic businesses, offset by costs of $0.25 per share primarily associated with acquisition integration and cost reduction initiatives. Including these net specified items, projected earnings per share under GAAP would be $4.77 to $4.83 for the full-year 2007.

These forecasts do not include any one-time costs associated with the sale of the core laboratory and point of care diagnostic businesses, which will be provided at a later date.

Quarterly Outlook

Over the past year, Abbott has initiated several strategic actions that have fundamentally changed the business for the better beginning in 2007.  This includes the divestiture of Abbott’s core laboratory and point of care diagnostic businesses as well as last year’s acquisitions of Guidant Vascular and Kos Pharmaceuticals.  As a result of these actions, quarterly earnings-per-share growth is expected to accelerate throughout 2007 based on product momentum and the timing of cost synergies.

First-quarter 2007

Abbott is announcing guidance for earnings-per-share, excluding specified items, of $0.51 to $0.53 for the first-quarter 2007. Abbott forecasts specified items of $0.07 per share in the first quarter. Including these specified items, projected earnings per share under GAAP would be $0.44 to $0.46 for the first-quarter 2007.

Second-quarter 2007

Abbott is announcing guidance for earnings-per-share, excluding specified items, of $0.67 to $0.69 for the second-quarter 2007. Abbott forecasts a net gain from specified items of $2.16 per share in the second quarter. Including these net specified items, projected earnings per share under GAAP would be $2.83 to $2.85 for the second-quarter 2007.

Third-quarter 2007

Abbott is announcing guidance for earnings-per-share, excluding specified items, of $0.64 to $0.66 for the third-quarter 2007. Abbott forecasts specified items of $0.05 per share in the third quarter. Including these specified items, projected earnings per share under GAAP would be $0.59 to $0.61 for the third-quarter 2007.

Fourth-quarter 2007

Abbott is announcing guidance for earnings-per-share, excluding specified items, of $0.94 to $0.96 for the fourth-quarter 2007. Abbott forecasts specified items of $0.04 per share in the fourth quarter. Including these net specified items, projected earnings per share under GAAP would be $0.90 to $0.92 for the fourth-quarter 2007.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this report may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995.  We caution that these forward- looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated.  Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors” and Exhibit 99.1 of our Annual Report on Securities and Exchange Commission Form 10-K for the period ended December 31, 2005, and in Item 1A, “Risk Factors” of our Quarterly Report on Securities and Exchange Commission Form 10-Q for the period ended March 31, 2006, and are incorporated by reference.  We undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated January 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: January 24, 2007	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated January 24, 2007.